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Exhibit 5.1

[DECHERT LLP LETTERHEAD]

May 5, 2005

Real Mex Restaurants, Inc.
4001 Via Oro Ave, Ste. 200
Long Beach, CA 90810

  Re:
  Form S-4 Registration Statement, filed on May 5, 2005

Ladies and Gentlemen:

        We have acted as special counsel to Real Mex Restaurants, Inc., a Delaware corporation (the "Issuer"), and the subsidiaries listed on Exhibit A hereto (each a "Guarantor" and collectively the "Guarantors") in connection with the preparation and filing by the Issuer and the Guarantors of a Registration Statement on Form S-4 (the "Registration Statement") originally filed on May 5, 2005 with the Securities and Exchange Commission for the purpose of registering the issuance of up to an aggregate principal amount of $105,000,000 of the Issuer's 10% Senior Secured Notes due 2010 (the "Exchange Notes") and the Guarantors' guarantees thereof (the "Exchange Guarantees") under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Notes and the Exchange Guarantees are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 10% Senior Secured Notes due 2010 (the "Existing Notes") and the Guarantors' guarantees thereof pursuant to the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of March 31, 2004, by and among the Issuer, the guarantors named therein, Jefferies & Company, Inc. and Deutsche Bank Securities Inc. which is filed as Exhibit 4.3 to the Registration Statement. The Exchange Notes are to be issued pursuant to the terms of the Indenture dated as of March 31, 2004, as supplemented by the First Supplemental Indenture dated as of November 29, 2004 and the Second Supplemental Indenture dated as of January 10, 2005, by and among the Issuer, the guarantors named therein, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), which is filed as Exhibit 4.1 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

        In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer and the Guarantors.

        We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

        1.     The Exchange Notes have been duly authorized by the Issuer and, when (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the

Exchange Notes have been duly executed by the Issuer and (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the Registration Rights Agreement, the Indenture and the terms set forth in the prospectus which is included in the Registration Statement, will constitute valid and legally binding obligations of the Issuer, as an issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        2.     The Exchange Guarantees have been duly authorized by each respective Guarantor, and when (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Issuer, (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes and related guarantees in accordance with the Registration Rights Agreement, the Indenture and the terms set forth in the prospectus which is included in the Registration Statement, the Exchange Guarantees endorsed on the Exchange Notes will constitute valid and legally binding obligations of the applicable Guarantor party thereto enforceable against such Guarantor in accordance with the terms of the applicable Exchange Guarantee, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware (each of which includes the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and the laws of the United States, the State of California and the State of New York, and we express no opinion concerning the laws of any other jurisdiction.

        The opinion expressed herein is rendered to the Issuer, the Guarantors and the holders of the Existing Notes in connection with the filing of the Registration Statement and for no other purpose. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP

Exhibit A

Guarantors

Name	State of Incorporation
Real Mex Restaurants, Inc.	Delaware
Acapulco Restaurants, Inc.	Delaware
El Torito Restaurants, Inc.	Delaware
El Torito Franchising Company	Delaware
El Paso Cantina, Inc.	California
Murray Pacific	California
TARV, Inc.	California
ALA Design, Inc.	California
Acapulco Restaurant of Westwood, Inc.	California
Acapulco Restaurant of Moreno Valley, Inc.	California
Acapulco Restaurant of Ventura, Inc.	California
Acapulco Restaurant of Downey, Inc.	California
Acapulco Restaurants of Encinitas, Inc.	California
Acapulco Mark Corp.	Delaware
Real Mex Foods, Inc.	California
CKR Acquisition Corp.	Delaware
Chevys Restaurants, LLC	Delaware

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  Exhibit 5.1
Exhibit A Guarantors